EXECUTION COPY


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                           STOCK PURCHASE AGREEMENT

                                 by and among

                 SOUTH AFRICAN PRIVATE EQUITY FUND III, L.P.,

                    SOUTH AFRICAN PRIVATE EQUITY TRUST III,

                         BRAIT INTERNATIONAL LIMITED,

                      GENERAL ATLANTIC PARTNERS 82, L.P.,

                                GAPSTAR, LLC,

                         GAP COINVESTMENTS III, LLC,

                          GAP COINVESTMENTS IV, LLC,

                         GAP COINVESTMENTS CDA, L.P.

                                      and

                              GAPCO GMBH & CO. KG

                        -------------------------------

                           Dated as of June 22, 2006

                        -------------------------------


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




                               TABLE OF CONTENTS

                                                                           Page

ARTICLE I    DEFINITIONS.................................................... 1
     1.1.    Definitions.................................................... 1

ARTICLE II   PURCHASE AND SALE OF COMMON STOCK.............................. 4
     2.1.    Purchase and Sale of Common Stock.............................. 4
     2.2.    Closing........................................................ 4
     2.3.    Closing Deliveries............................................. 4

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE SELLERS.................. 5
     3.1.    Existence and Power............................................ 5
     3.2.    Authorization; No Contravention................................ 5
     3.3.    Governmental Authorization; Third Party Consents............... 5
     3.4.    Binding Effect................................................. 5
     3.5.    Title.......................................................... 5
     3.6.    Litigation..................................................... 5
     3.7.    Private Offering............................................... 6
     3.8.    Broker's, Finder's or Similar Fees............................. 6

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS............... 6
     4.1.    Existence and Power............................................ 6
     4.2.    Authorization; No Contravention................................ 6
     4.3.    Governmental Authorization; Third Party Consents............... 6
     4.4.    Binding Effect................................................. 7
     4.5.    Purchase for Own Account....................................... 7
     4.6.    Restricted Securities.......................................... 7
     4.7.    Broker's, Finder's or Similar Fees............................. 7
     4.8.    Accredited Investor; Sufficient Funds.......................... 7

ARTICLE V    CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE........ 8
     5.1.    Purchased Shares............................................... 8
     5.2.    Representations and Warranties................................. 8

ARTICLE VI   CONDITIONS TO THE OBLIGATION OF THE SELLERS TO CLOSE........... 8
     6.1.    Payment of Purchase Price...................................... 8
     6.2.    Representations and Warranties................................. 8

ARTICLE VII  COVENANTS...................................................... 8
     7.1.    Obligation to Indemnify........................................ 8
     7.2.    Indemnification Procedure...................................... 9
     7.3.    Non-Public Information.........................................10

                                     (i)

     7.4.    Subsequent Sales...............................................10

ARTICLE VIII MISCELLANEOUS..................................................11
     8.1.    Survival of Representations and Warranties.....................11
     8.2.    Notices........................................................11
     8.3.    Successors and Assigns; Third Party Beneficiaries..............12
     8.4.    Amendment and Waiver...........................................13
     8.5.    Headings.......................................................13
     8.6.    GOVERNING LAW..................................................13
     8.7.    Consent to Jurisdiction; Service of Process....................13
     8.8.    WAIVER OF JURY TRIAL...........................................14
     8.9.    Severability...................................................14
     8.10.   Rules of Construction..........................................14
     8.11.   Entire Agreement...............................................14
     8.12.   Public Announcements...........................................14
     8.13.   Further Assurances.............................................14
     8.14.   Counterparts...................................................15

                                     (ii)

                           STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT, dated as of June 22, 2006 (this "Agreement"), by and among:

          A. South African Private Equity Fund III, L.P., a Cayman Islands limited partnership ("SAPEF");

          B. South African Private Equity Trust III, a South African trust ("SAPET");

          C. Brait International Limited, a Mauritian company ("Brait" and, collectively with SAPEF and SAPET, the "Sellers");

          D. General Atlantic Partners 82, L.P., a Delaware limited partnership ("GAP LP");

          E.  GapStar, LLC, a Delaware limited liability company
("GapStar");

          F. GAP Coinvestments III, LLC, a Delaware limited liability company ("GAP Coinvestments III");

          G. GAP Coinvestments IV, LLC, a Delaware limited liability company ("GAP Coinvestments IV");

          H. GAP Coinvestments CDA, L.P., a Delaware limited partnership ("GAPCO CDA"); and

          I. GAPCO GmbH & Co. KG, a German limited partnership ("GAPCO KG" and, collectively with GAP LP, GapStar, GAP Coinvestments III, GAP Coinvestments IV and GAPCO CDA, the "Purchasers").

          WHEREAS, upon the terms and conditions set forth in this Agreement, the Sellers proposes to sell to the Purchasers an aggregate of 3,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"), of Net 1 UEPS Technologies, Inc., a Florida corporation (the "Company
").

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I

                                  DEFINITIONS

          1.1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

          "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

          "Brait" has the meaning set forth in the preamble to this Agreement.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York or South Africa are authorized or required by law or executive order to close.

          "Closing" has the meaning set forth in Section 2.2 of this Agreement.

          "Closing Date" has the meaning set forth in Section 2.2 of this Agreement.

          "Commission" means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

          "Common Stock" has the meaning set forth in the recitals to this Agreement.

          "Company" has the meaning set forth in the recitals to this Agreement.

          "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its assets or properties are bound.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          "GA LLC" means General Atlantic LLC.

          "GAP Coinvestments III" has the meaning set forth in the preamble to this Agreement.

          "GAP Coinvestments IV" has the meaning set forth in the preamble to this Agreement.

          "GAPCO CDA" has the meaning set forth in the preamble to this Agreement.

          "GAPCO KG" has the meaning set forth in the preamble to this Agreement.

          "GAP LP" has the meaning set forth in the preamble to this Agreement.

          "GapStar" has the meaning set forth in the preamble to this Agreement.

          "Governmental Authority" means (a) the government of any nation, state, city, locality or other political subdivision thereof, (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and (c) any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Indemnified Group" has the meaning set forth in Section 7.1 of this Agreement.

          "Indemnified Party" has the meaning set forth in Section 7.2(a) of this Agreement.

          "Indemnifying Party" has the meaning set forth in Section 7.2(a) of this Agreement.

          "Legal Action" means any action, suit, proceeding, claim, complaint, demand, dispute or investigation before any Government Authority or arbitrator.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever.

          "Losses" means any losses, claims, damages, diminutions in value, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel) or other liabilities.

          "Non-Public Information" has the meaning set forth in Section 7.3(a) of this Agreement.

          "Order" means any order, judgment, injunction, award, decree or writ of any Governmental Authority or arbitrator.

          "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          "Purchased Shares" has the meaning set forth in Section 2.1 of this Agreement.

          "Purchase Price" has the meaning set forth in Section 2.1 of this Agreement.

          "Purchasers" has the meaning set forth in the preamble to this Agreement.

          "Requirements of Law" means any applicable law, statute, treaty, rule, regulation, qualification, franchise, license or determination of any Governmental Authority.

          "SAPEF" has the meaning set forth in the preamble to this Agreement.

          "SAPET" has the meaning set forth in the preamble to this Agreement.

          "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Sellers" has the meaning set forth in the preamble to this Agreement.

                                  ARTICLE II

                       PURCHASE AND SALE OF COMMON STOCK

          2.1. Purchase and Sale of Common Stock. Subject to the terms and conditions set forth in this Agreement, the Sellers agree to sell to the Purchasers, and the Purchasers, jointly and severally, agree to purchase from the Sellers, on the Closing Date, an aggregate of 3,000,000 shares of Common Stock (the "Purchased Shares"), at a price equal to $24.00 per share, in consideration of the aggregate purchase price equal to $72,000,000 (the "Purchase Price"). Not later than June 28, 2006, the Sellers shall deliver written notice to the Purchasers setting forth the wire instructions of each Seller and the allocation among the Sellers of the number of Purchased Shares to be sold by each Seller. The Purchasers shall thereafter allocate among the Purchasers the Purchased Shares being sold by each Seller and deliver written notice to the Sellers not later than 7:00 p.m., New York City time, on June 29, 2006, setting forth the final allocation of the number of Purchased Shares to be purchased by each Purchaser from each Seller and the final allocation among the Purchasers of the Purchase Price. Such allocations among the Purchasers shall be made by the Purchasers in their sole and absolute discretion.

          2.2. Closing. Subject to the satisfaction or waiver of the conditions set forth in Articles V and VI, the closing of the sale and purchase of the Purchased Shares (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York at 10:00 a.m., local time, on June 30, 2006, or at such other time, place and date that the parties hereto may agree in writing (the "Closing Date").

          2.3. Closing Deliveries. On the Closing Date, (a) each of the Sellers shall deliver to each of the Purchasers a certificate or certificates in definitive form and registered in the name of such Purchaser representing the Purchased Shares being purchased by such Purchaser and (b) each of the Purchasers shall pay the purchase price for its Purchased Shares by wire transfer of immediately available funds to bank accounts designated by the Sellers.

                                 ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

          Each of the Sellers, severally but not jointly, hereby represents and warrants to each of the Purchasers as follows:

          3.1. Existence and Power. Such Seller (a) is a corporation, partnership, limited liability company or trust, as the case may be, duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement.

          3.2. Authorization; No Contravention. The execution, delivery and performance by such Seller of this Agreement or the transactions contemplated hereby (a) have been duly authorized by all necessary action, (b) do not contravene the terms of such Seller's organizational documents, or any amendment thereof, (c) do not violate, conflict with or result in any breach, default or contravention of, or the creation of (or with due notice or lapse of time or both would result in any breach, default or contravention of) any Lien under, any Contractual Obligation of such Seller or a Requirement of Law applicable to such Seller, and (d) do not violate any Orders of any Governmental Authority against, or binding upon, such Seller.

          3.3. Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares) by, or enforcement against, such Seller of this Agreement or the transactions contemplated hereby.

          3.4. Binding Effect. This Agreement has been duly executed and delivered by such Seller, and constitutes the legal, valid and binding obligation of such Seller, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          3.5. Title. Such Seller (a) owns all of its Purchased Shares beneficially and of record and free and clear of any Lien and (b) has the full power and authority to convey its Purchased Shares free and clear of any Lien. Upon delivery of and payment for such Purchased Shares, such Seller will transfer to each Purchaser good and valid title to the Purchased Shares being purchased by such Purchaser, free and clear of any Lien (other than any Liens created by actions of the Purchasers).

          3.6. Litigation. There are no Legal Actions pending or, to the knowledge of such Seller, threatened against such Seller purporting to enjoin or restrain the execution, delivery or performance by such Seller of this Agreement and the transactions contemplated hereby.

          3.7. Private Offering. No registration of the Purchased Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer or sale of the Purchased Shares. Such Seller agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Purchased Shares or any other securities of the Company so as to require the registration of the Purchased Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws.

          3.8. Broker's, Finder's or Similar Fees. Any brokerage commissions, finder's fees, placement fees, or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Seller or any of its Affiliates or any action taken by any such Person shall be paid by such Seller on the Closing Date.

                                  ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

          Each of the Purchasers hereby represents and warrants to each of the Sellers as follows:

          4.1. Existence and Power. Such Purchaser (a) is a limited partnership or limited liability company, as the case may be, duly organized and validly existing under the laws of the jurisdiction of its formation and
(b) has the requisite partnership or limited liability company, as the case may be, power and authority to execute, deliver and perform its obligations under this Agreement.

          4.2. Authorization; No Contravention. The execution, delivery and performance by such Purchaser of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary partnership or limited liability company, as the case may be, action, (b) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, (c) do not violate, conflict with or result in any breach, default or contravention of, or the creation of (or with due notice or lapse of time or both would result in any breach, default or contravention of) any Lien under, any Contractual Obligation of such Purchaser or a Requirement of Law applicable to such Purchaser, and (d) do not violate any Orders of any Governmental Authority against, or binding upon, such Purchaser.

          4.3. Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares) by, or enforcement against, such Purchaser of this Agreement or the transactions contemplated hereby.

          4.4. Binding Effect. This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          4.5. Purchase for Own Account. The Purchased Shares to be acquired by such Purchaser pursuant to this Agreement are being acquired for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of such Purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America. Such Purchaser understands and agrees that such Purchased Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act and that the Purchased Shares cannot be sold, transferred or otherwise disposed of except in compliance with the Securities Act. Such Purchaser agrees to the imprinting of a legend on certificates representing all of its Purchased Shares to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

          4.6. Restricted Securities. Such Purchaser understands that the Purchased Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act.

          4.7. Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by such Purchaser in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.

          4.8. Accredited Investor; Sufficient Funds. Such Purchaser is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect. Such Purchaser has, and on the Closing Date will have, sufficient funds available to pay the aggregate purchase price for its Purchased Shares, subject to the condition that such Purchaser must call such funds from its investors in order to pay such aggregate purchase price on the Closing Date.

                                  ARTICLE V

                         CONDITIONS TO THE OBLIGATION
                          OF THE PURCHASERS TO CLOSE

          The obligation of the Purchasers to purchase the Purchased Shares, to pay the purchase price therefor at the Closing and to perform their other obligations hereunder shall be subject to the satisfaction of the following conditions on or before the Closing Date:

          5.1. Purchased Shares. The Sellers shall have delivered to each of the Purchasers certificates in definitive form representing the number of Purchased Shares.

          5.2. Representations and Warranties. The representations and warranties of the Sellers contained in this Agreement shall each be true and correct as of the Closing Date. Each of the Sellers shall have delivered to the Purchasers a certificate, dated as of the Closing Date and signed by a duly authorized officer of such Seller certifying as to the foregoing.

                                  ARTICLE VI

                         CONDITIONS TO THE OBLIGATION
                            OF THE SELLERS TO CLOSE

          The obligation of the Sellers to sell the Purchased Shares and to perform their other obligations hereunder shall be subject to the satisfaction of the following conditions on or before the Closing Date:

          6.1. Payment of Purchase Price. Each Purchaser shall be prepared to pay the aggregate purchase price for the Purchased Shares to be purchased by such Purchaser.

          6.2. Representations and Warranties. The representations and warranties of the Purchasers contained in this Agreement shall each be true and correct as of the Closing Date. Each of the Purchasers shall have delivered to the Sellers a certificate, dated as of the Closing Date and signed by a duly authorized officer of such Purchaser, certifying as to the foregoing.

                                 ARTICLE VII

                                  COVENANTS

          7.1. Obligation to Indemnify. Each of the Sellers, severally but not jointly, shall indemnify, defend and hold harmless each Purchaser and its Affiliates, directors, officers, partners, members, employees, agents and representatives, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, its "Indemnified Group"), from and against any and all Losses incurred or suffered by any

Purchaser or any member of its Indemnified Group to the extent such Losses arise out of or relate to the breach of any representation, warranty, covenant or agreement of such Seller contained in this Agreement.

          7.2.  Indemnification Procedure.

               (a) Any Person seeking indemnification under Section 7.1 (the "Indemnified Party") shall promptly notify the party from whom indemnification is being sought (the "Indemnifying Party") in writing of any claim or demand for which the Indemnified Party is asserting an indemnification claim. Notice shall in all events be considered prompt if given no later than thirty days after the Indemnified Party becomes aware of such claim or demand. Such notice shall be accompanied by a reasonably full description of the basis for such claim or demand and a reference to the provisions of this Agreement under which liability is asserted; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party of any liability hereunder unless (and then solely to the extent) the Indemnifying Party is prejudiced by such delay.

               (b) The Indemnifying Party shall have the right to participate jointly in the defense of any third party Legal Action in connection with which the Indemnified Party is seeking indemnification hereunder, and the Indemnifying Party may elect to take over the defense of such Legal Action with counsel satisfactory to the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party within thirty days of its receipt of a claim notice pursuant to this Section 7.2 as to whether or not it will assume the defense against such Legal Action. If the Indemnifying Party elects to take over the defense of such Legal Action, then:

                    (i) it shall keep the Indemnified Party informed as to the status of such Legal Action and shall promptly send copies of all related pleadings to the Indemnified Party;

                    (ii) with respect to any claim involved in such Legal Action, the Indemnifying Party shall have the sole right to contest, settle or otherwise dispose of such claim on such terms as the Indemnifying Party shall deem appropriate; provided, however, that the consent of the Indemnified Party to any settlement or disposition shall be required if (A) it results in any liability to or equitable relief against the Indemnified Party, (B) the result would restrict the future activity of the Indemnified Party or any of its Affiliates or (C) the result would result in the admission or finding of a violation of law or violation of the rights of any Person by the Indemnified Party or any of its Affiliates; and

                   (iii) the Indemnified Party shall have the right to participate jointly in the defense of such Legal Action with another counsel of its own choosing, but shall do so at its own cost unless (A) there are defenses available to the Indemnified Party that are not available to the Indemnifying Party or (B) a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party, in which case the costs of such of other counsel shall be paid by the Indemnifying Party.

          If the Indemnifying Party does not elect to take over the defense of such Legal Action, then the Indemnified Party shall have the right, but not the obligation, to contest, settle or otherwise dispose of such Legal Action.

          7.3.  Non-Public Information.

               (a) Each of the Sellers acknowledges that (i) the Purchasers have informed such Seller that the Purchasers may possess certain non-public information concerning the Company and its subsidiaries and/or the Purchased Shares that may or may not be independently known to such Seller (all of such non-public information is referred to as "Non-Public Information") and (ii) the Purchasers have not disclosed the Non-Public Information to such Seller.

               (b) Each of the Sellers is executing, delivering and performing this Agreement notwithstanding that it is aware that the Non-Public Information may exist and that the Non-Public Information has not been disclosed to such Seller, and such Seller confirms and acknowledges that neither the existence of the Non-Public Information, the substance of the Non-Public Information nor the fact that the Non-Public Information has not been disclosed to such Seller is material to such Seller or to its decision to execute, deliver and perform this Agreement.

               (c) Each of the Sellers does, for itself and its respective officers, directors, stockholders, employees, agents, representatives, successors and/or assigns, hereby: (i) fully and irrevocably waive any and all rights, remedies and claims it would or could have, or may hereafter have, against each Purchaser and its Indemnified Group arising out of or relating to the existence or substance of the Non-Public Information or the fact that the Non-Public Information has not been disclosed to such Seller; and (ii) forever release, discharge and dismiss any and all claims, rights, causes of action, suits, obligations, debts, demands, arrangements, promises, liabilities, controversies, costs, expenses, fees or damages of any kind, whether known or unknown, accrued or not accrued, foreseen or unforeseen or matured or not matured, that it ever had, now has, can have, or shall or may hereafter have (including, but not limited to, any and all claims alleging violations of U.S. federal or state securities laws, common-law fraud or deceit, breach of fiduciary duty, negligence or otherwise), whether directly, derivatively, representatively or in any other capacity, against any of the Purchasers or their respective Indemnified Groups which (x) arise in connection with the execution, delivery and performance of this Agreement and the purchase of the Purchased Shares and (y) are based upon, arise from or in any way relate to, directly or indirectly, the existence or substance of the Non-Public Information or the fact that the Non-Public Information has not been disclosed to such Seller.

          7.4. Subsequent Sales. Each Seller hereby covenants and agrees with the Purchasers that:

               (a) from and after the date hereof through and until July 15, 2006, such Seller will not (i) sell, transfer or otherwise dispose of (including, without limitation, enter into any hedging or similar transaction) any shares of Common Stock

(other than the Purchased Shares) at a price that is less than $25.00 per share or (ii) distribute any shares of Common Stock to its limited partners or investors unless such distribution is made in connection with a resale of such shares of Common Stock by such limited partners or investors at a price that is greater than or equal to $25.00 per share; and

               (b) from and after July 15, 2006 to but excluding September 30, 2006, such Seller will not (i) sell, transfer or otherwise dispose of (including, without limitation, enter into any hedging or similar transaction) any shares of Common Stock other than pursuant to a public offering of such Common Stock pursuant to an effective registration statement under the Securities Act or (ii) distribute any shares of Common Stock to its limited partners or investors unless such limited partners and investors agree in writing with the Seller making such distribution that they will not sell, transfer or otherwise dispose of (including, without limitation, enter into any hedging or similar transaction) such shares of Common Stock except in a public offering pursuant to an effective registration statement under the Securities Act.

                                 ARTICLE VIII

                                 MISCELLANEOUS

          8.1. Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement.

          8.2. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:

          if to the Sellers, to:

          if to the Sellers, to:

          SAPEF GP Limited
          Suite 509-510 St. James Court
          Denis Street
          Port Louis Mauritius
          Facsimile:  230 213 6913

          with a copy to:

          Simpson Thacher & Bartlett LLP
          425 Lexington Avenue
          New York, NY 10017
          USA
          Facsimile:  +1 212 455-3066
          Attention:  Jaime Mercado, Esq.

          if to the Purchasers, to:

          c/o General Atlantic Service Company, LLC
          3 Pickwick Plaza
          Greenwich, CT 06830
          USA
          Facsimile:  +1 203 622 8818
          Attention:  Matthew Nimetz, Esq.
                      David A. Rosenstein, Esq.

          with a copy to:

          Paul, Weiss, Rifkind, Wharton & Garrison LLP
          1285 Avenue of the Americas
          New York, NY 10019-6064
          USA
          Facsimile:  +1 212 757 3990
          Attention:  Douglas A. Cifu, Esq.

          with a copy to:

          Paul, Weiss, Rifkind, Wharton & Garrison LLP
          Alder Castle, 10 Noble Street
          London EC2V 7JU
          United Kingdom
          Facsimile:  +44 207 367 1650
          Attention:  Tarun M. Stewart, Esq.

          All such notices, demands and other communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered;
(ii) one Business Day after being sent, if sent via a reputable nationwide overnight courier service guaranteeing next business day delivery; (iii) five
(5) Business Days after being sent, if sent by registered or certified mail, return receipt requested, postage prepaid; and (iv) when receipt is mechanically acknowledged, if sent by facsimile. Any party may by notice given in accordance with this Section 8.2 designate another address or Person for receipt of notices hereunder. Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party to whom it is given.

          8.3. Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms and conditions thereof, the Purchasers may assign any of their rights under this Agreement to any of their respective Affiliates, but only after the Closing has occurred. None of the Sellers may assign any of their rights under this Agreement without the written consent of the Purchasers. Except as provided in Article VII, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

          8.4.  Amendment and Waiver.

               (a) No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

               (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any of the parties hereto from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by all of the parties hereto, and (ii) only in the specific instance and for the specific purpose for which made or given.

          8.5. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          8.6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

          8.7.  Consent to Jurisdiction; Service of Process.

               (a) Any Legal Action arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any Federal or State court sitting in New York City, New York. Each party agrees not to assert, by way of motion, as a defense or otherwise, in any such Legal Action, that (i) it is not subject personally to the jurisdiction of such court, (ii) the Legal Action is brought in an inconvenient forum, (iii) the venue is improper or (iv) this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the exclusive jurisdiction of such court in any such Legal Action.

               (b) Any and all service of process and any other notice in any such Legal Action shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party at the address provided in Section 8.2. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law.

          8.8. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF ANY SUCH ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.8.

          8.9. Severability. If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          8.10. Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

          8.11. Entire Agreement. This Agreement, together with the exhibits hereto, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein. This Agreement, together with the exhibits hereto, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          8.12. Public Announcements. The parties to this Agreement agree not to, and to cause their Affiliates not to, make any public announcement concerning this Agreement or the transactions contemplated hereby prior to the Closing unless (a) such public announcement has been approved in advance by all of the parties hereto or (b) required by any Requirement of Law or the rules and regulations of any stock exchange or quotation system on which securities of the Company are listed or traded.

          8.13. Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

          8.14. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                           [Signature page follows]

          IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Stock Purchase Agreement on the date first written above.

                                SELLERS:

                                SOUTH AFRICAN PRIVATE EQUITY FUND III, L.P.

                                By: SAPEF III INTERNATIONAL G.P. LIMITED,
                                its General Partner


                                By:   /s/ Brett Childs
                                    -----------------------------------
                                Name:  Brett Childs
                                Title: Director


                                SOUTH AFRICAN PRIVATE EQUITY TRUST III


                                By:  __________________________________
                                Name:
                                Title:


                                BRAIT INTERNATIONAL LIMITED


                                By:   /s/ Brett Childs
                                    -----------------------------------
                                Name:  Brett Childs
                                Title: Director

          IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Stock Purchase Agreement on the date first written above.

                                SELLERS:

                                SOUTH AFRICAN PRIVATE EQUITY FUND III, L.P.

                                By: SAPEF III INTERNATIONAL G.P. LIMITED,
                                    its General Partner


                                By:  __________________________________
                                Name:
                                Title:


                                SOUTH AFRICAN PRIVATE EQUITY TRUST III


                                By:    /s/ Anthony Ball
                                    -----------------------------------
                                Name: Anthony Ball
                                Title: General Partner


                                BRAIT INTERNATIONAL LIMITED


                                By:  __________________________________
                                Name:
                                Title:

                                PURCHASERS;

                                GENERAL ATLANTIC PARTNERS 82, L.P.

                                By: GENERAL ATLANTIC LLC, its General Partner


                                By:    /s/ William E. Ford
                                    -----------------------------------
                                Name:  William E. Ford
                                Title: President and Managing Director


                                GAPSTAR, LLC

                                By: GENERAL ATLANTIC LLC, its Sole Member


                                By:    /s/ William E. Ford
                                    -----------------------------------
                                Name:  William E. Ford
                                Title: President and Managing Director


                                GAP COINVESTMENTS III, LLC


                                By:    /s/ William E. Ford
                                    -----------------------------------
                                Name: William E. Ford
                                Title: A Managing Member


                                GAP COINVESTMENTS IV, LLC


                                By:    /s/ William E. Ford
                                    -----------------------------------
                                Name: William E. Ford
                                Title: A Managing Member


                                GAP COINVESTMENTS CDA, L.P.

                                By: GENERAL ATLANTIC LLC, its General Partner


                                By:    /s/ William E. Ford
                                    -----------------------------------
                                Name:  William E. Ford
                                Title: President and Managing Director

                                GAPCO GMBH & CO. KG

                                By:  GAPCO MANAGEMENT GMBH,
                                     its General Partner


                                By:    /s/ William E. Ford
                                    -----------------------------------
                                Name:  William E. Ford
                                Title: Managing Director